UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2009

TeleCommunication Systems, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	000-30821	52-1526369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 West Street
Annapolis, Maryland 21401
(Address of principal executive offices, including zip code)
(410) 263-7616
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release describing the pricing of an offering of senior convertible notes by TeleCommunication Systems, Inc. pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
     This Current Report on Form 8-K (including the information incorporated by reference herein) is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
     The notes, the shares of Class A common stock underlying such notes, the convertible note hedge transactions, the warrants and the shares of Class A common stock underlying such warrants have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     Pursuant to General Instruction B.2. to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of the section and shall not be deemed to be incorporated by reference in any other filing under the Securities Act or the Exchange Act unless the registrant specifically incorporates this item in a filing under either of such acts.
Item 9.01. Financial Statements and Exhibits.
     Pursuant to General Instruction B.2. to Form 8-K, the information furnished in the exhibit listed below shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of the section and shall not be deemed to be incorporated by reference in any other filing under the Securities Act or the Exchange Act unless the registrant specifically incorporates this item in a filing under either of such acts.
     Exhibits
99.1	Press Release dated November 10, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.
By:	/s/ Bruce A. White
	Name:	Bruce A. White
	Title:	Sr. Vice President, General Counsel and Secretary

Dated: November 11, 2009